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                                                                  EXHIBIT 23.01



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Outback Steakhouse, Inc.
Tampa, Florida

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-79103) of Outback Steakhouse, Inc. of our report dated February 16, 2000 relating to the Consolidated Financial Statements which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.




/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

Tampa, Florida
March 29, 2000